Exhibit 3.17

CERTIFICATE OF INCORPORATION
OF
PROSUBCORP FOUR, INC.

FIRST:  The name of this corporation is Prosubcorp Four, Inc.

SECOND:  Its registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, Delaware, New Castle County. The registered agent in charge thereof is The Corporation Trust Company, address “same as above.”

THIRD:  The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The amount of the total authorized capital stock of this corporation is divided into 1,000 shares of $1.00 par value.

FIFTH:  The name and mailing address of the incorporator is as follows:

Steven L. Mekeel
1525 Howe Street
Racine, Wisconsin 53403-2236

SIXTH:  The Directors shall have power to make and to alter or amend the By-laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, without being limited or restricted by reference to or inference from the terms of any other clause of paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH:  Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

/S/    STEVEN L. MEKEEL

Steven L. Mekeel

DATED:  February 10, 1997

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
PROSUBCORP FOUR, INC.

Steven L. Mekeel and Thomas S. Simpson, being the President and Treasurer and Secretary, respectively, of Prosubcorp Four, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

1.  That the sole director of the Corporation pursuant to unanimous written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by creating a new Article One to read as follows (the “Amendment”):

ARTICLE ONE

The name of the Corporation is Professional Shareholdings, Inc.

2.  That the sole stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the President and Treasurer hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 2nd day of June, 1997.

/S/    STEVEN L. MEKEEL
By:
Steven L. Meekel

ATTEST:

/S/    THOMAS S. SIMPSON
By:
        Thomas S. Simpson